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                                                                     EXHIBIT 1.2

                     PARTICIPATING BROKER-DEALER AGREEMENT

                               NNN CAPITAL CORP.
                           a California corporation,
                             Santa Ana, California

                     PARTICIPATING BROKER-DEALER AGREEMENT
                     For Shares of Common Stock Offered By
                            NNN APARTMENT REIT, INC.

__________________, 2006

Ladies and Gentlemen:

   The undersigned, NNN Capital Corp., a California corporation (the "Dealer Manager"), has entered into a Dealer-Manager Agreement dated ______, 2006 (the "Selling Agreement") with NNN APARTMENT REIT, Inc., a Maryland corporation (the "Company"), with respect to the offer and sale of up to 100,000,000 shares of common stock of the Company (the "Shares"). The terms of the offering (the "Offering") are set forth in the Company's Prospectus dated ________, 2006 (with all exhibits, appendices, addenda and supplements thereto, collectively the "Prospectus").


   The Offering will terminate on the first to occur of (i) the sale of an aggregate of 100,000,000 Shares (excluding any Shares sold pursuant to the Company's Distribution Reinvestment Plan) and (ii) __________, 2008 (the "Offering Termination Date"). If subscriptions for at least 200,000 Shares (the "Minimum Offering") have not been received and accepted by the Company prior to __________, 2007, none of the Shares will be sold and all funds tendered for the purchase of Shares will be refunded in full to each subscriber (plus interest and without deduction for escrow expenses) in accordance with the Prospectus. Further, the Company may terminate the Offering prior to the Offering Termination Date at any time in its sole discretion.


   You are invited to become one of the broker-dealers permitted to solicit subscriptions for the Shares ("Soliciting Dealers"). By your confirmation hereof, you agree to act in such capacity and to use your best efforts, in accordance with the following terms and conditions, to sell the Shares.

   1. You hereby confirm that you are (i) a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), (ii) qualified and duly registered to act as a broker-dealer within all states in which you will sell the Shares, (iii) a broker-dealer duly registered with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (iv) hereby required and will maintain all such registrations and qualifications in good standing for the duration of your involvement in the Offering. Further, you confirm that all persons who undertake to offer and sell the Shares on your behalf are, and at all applicable times during the Offering will be, properly registered and/or licensed with the NASD and all applicable state securities regulators.

   2. (a) You hereby agree to solicit in accordance with the Rules of the NASD, specifically including, but not in any way limited to, NASD Rules 2420, 2730, 2740 and 2750.


      (b) You hereby agree to solicit, as an independent contractor and not as the agent of the Dealer Manager or of the Company (or their affiliates), persons acceptable to the Company to purchase the Shares pursuant to the subscription agreement in the form attached to the Prospectus (the "Subscription Agreement") and in accordance with the terms of the Prospectus. You hereby agree to diligently make inquiries as required by this Agreement, as set forth in the Prospectus, and as required by all applicable laws of all prospective investors in order to ascertain whether a purchase of the Shares is suitable for each such investor. Further, all funds received by you with respect to any Subscription Agreement shall be promptly transmitted to the Dealer Manager. The Dealer Manager will be responsible for the prompt deposit of funds for purchase of Shares with Trust Company of America, as escrow agent with such funds held in escrow (the "Escrow Account") pursuant to an escrow agreement between the Company and Trust Company of America. No Subscription Agreement shall be effective unless and until accepted by the Company in its sole discretion.

      (c) You understand that the offering of Shares is made on a "minimum-maximum" basis, as described in the Prospectus. You further understand and agree that payment of compensation to you for the sale of Shares is conditioned upon sale of at least 200,000 Shares ("the Minimum Offering") and acceptance of said sales by the Company in its sole discretion. The failure to sell at least the Minimum Offering shall relieve the Dealer Manager of any obligation to pay you for any services rendered by you in connection with the sale of Shares under this Agreement or otherwise.


      (d) You agree that prior to participating in the Offering you will have reasonable grounds to believe, based on information made available to you by the Dealer Manager and/or the Company through the Prospectus, that all material facts are adequately and accurately disclosed in the Prospectus and provide a basis for evaluating an investment in the Company and the Shares.

      (e) You agree not to rely upon the efforts of the Dealer Manager, which is affiliated with the Company, in determining whether the Company has adequately and accurately disclosed all material facts upon which to provide a basis for evaluating the Company to the extent required by federal or state laws or the NASD. You further agree to conduct your own investigation to make that determination independent of the efforts of the Dealer Manager.

      (f) You agree not to execute any sale of the Shares in an account over which you have discretionary authority to make investments without prior written approval of the transaction by the owner of the account.

      (g) You agree to retain in your records and make available to the Dealer Manager and to the Company for a period of at least six (6) years following the Offering Termination Date, information establishing that each investor who purchases the Shares pursuant to a Subscription Agreement solicited by you is within the permitted class of investors under the requirements of the jurisdiction in which such purchaser is a resident and the suitability standards set forth in the Prospectus and the Subscription Agreement.

      (h) All subscriptions solicited by you will be strictly subject to confirmation by the Dealer Manager and acceptance thereof by the Company in its sole discretion. The Dealer Manager and the Company reserve the right in their sole and absolute discretion to reject any such subscription and to accept or reject subscriptions in the order of their receipt by the Company or otherwise. Neither you nor any other person is authorized to give any information or make any representation other than those contained in the Prospectus or in any supplemental sales literature furnished by the Dealer Manager or the Company for use in making solicitations in connection with the offer and sale of the Shares.

      (i) Upon release by the Dealer Manager, you may offer the Shares at the offering price set forth in the Prospectus, subject to the terms and conditions thereof.

      (j) The Dealer Manager will provide you with such number of copies of the Prospectus, and such number of copies of amendments and supplements thereto as you may reasonably request. The Dealer Manager may provide you with certain supplemental sales material to be used by you in connection with the solicitation of purchasers of the Shares. You will keep a written record of all persons to whom you provide a copy of the Prospectus and/or supplemental sales materials and provide such log to the Company or the Dealer Manager upon request. In the event you elect to use such supplemental sales material, you agree that such material shall not be used in connection with the solicitation of purchasers of the Shares unless accompanied or preceded by the Prospectus, as then currently in effect, and as it may be amended or supplemented in the future. You agree that you will not use any sales materials other than those provided to you by the Company or approved by the Company for use in the Offering, as set forth in writing by the Company. The use of any other sales material is expressly prohibited.

      (k) The Dealer Manager shall have full authority to take such action as it may deem advisable with respect to all matters pertaining to the Offering. The Dealer Manager shall be under no liability to you except for lack of good faith and for obligations expressly assumed by it in this Participating Broker-Dealer Agreement. Nothing contained in this Section is intended to operate as, and the provisions of this Section shall not constitute, a waiver by you of compliance with any provision of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, other applicable federal securities laws, applicable state securities laws, the rules and regulations promulgated thereunder and the rules of the NASD.

      (l) Except as provided in the "Plan of Distribution" section of the Prospectus, and in consideration of your services hereunder, the Dealer Manager will pay you compensation (collectively, "Compensation") as follows: (i) up to 7.0% of the gross proceeds from the sale of Shares sold by you ("Selling Commission"), (ii) up to 0.5% of the gross proceeds from the sale of Shares sold by you as a non-accountable marketing allowance, and (iii) up to 0.5% of the gross proceeds from the sale of Shares sold by you for reimbursement of accountable bona fide due diligence expenses; provided, however, that a "purchaser," as defined below, who



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purchases more than 50,000 shares at any one time through you will receive a mandatory discount on the purchase price of the shares above 50,000. The Selling Commission payable to you will be commensurately reduced. The following table shows the discounted price per share and reduced selling commissions payable for volume discounts:

                                                                       Price
                                                                    Commission        Per
Shares Purchased in the Transaction                                    Rate          Share
-----------------------------------                                 ----------       -----
1 to 50,000......................................................      7.0%         $10.00
50,001 to 100,000................................................      6.0%          $9.90
100,001 to 200,000...............................................      5.0%          $9.80
200,001 to 500,000...............................................      4.0%          $9.70
500,001 to 750,000...............................................      3.0%          $9.60
750,001 to 1,000,000.............................................      2.0%          $9.50
1,000,001 and up.................................................      1.0%          $9.40

For the purposes of such volume discounts, the term "purchaser" includes:

      - an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

      - a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

      - an employees' trust, pension, profit sharing or other employee benefit plan qualified under the federal income tax laws; and

      -  all commingled trust funds maintained by a given bank.

      No Compensation of any kind shall be paid with respect to Shares issued pursuant to the Company's Distribution Reinvestment Plan, or the 2006 Incentive Award Plan, as described in the Prospectus. Payment of the Compensation shall be subject to the following conditions:

         (i) No Compensation will be payable with respect to any subscriptions for Shares which are rejected by the Company or the Dealer Manager, or with respect to any subscriptions for Shares received subsequent to the termination of the Offering.

         (ii) No Compensation will be payable unless or until the Minimum Offering has been sold by the Dealer Manager and the Soliciting Dealers.

         (iii) No Compensation will be payable to you with respect to any sale of the Shares by you unless and until such time as the Company has received (A) the total proceeds of any such sale from the Escrow Account and the Dealer Manager has received from the Company the aggregate amount of Compensation to which it is entitled and (B) a completed and executed Subscription Agreement from the investor who satisfies the suitability standards and minimum purchase requirements set forth in the Prospectus.

   Except as otherwise provided herein, all expenses incurred by you in the performance of your obligations hereunder, including, but not limited to, expenses related to the Offering and any attorneys' fees, shall be at your sole cost and expense, and the foregoing shall apply notwithstanding the fact that the Offering is not consummated for any reason.

   Once Compensation becomes payable, it will be paid weekly or as otherwise determined by the Dealer Manager in its sole discretion; provided, however, Compensation will be paid no less frequently than monthly.


      (m) For the sale of Shares, you will instruct all prospective investors to make their checks payable to "Trust Company of America, as escrow agent for NNN Apartment REIT, Inc." You agree to be bound by the terms of the Escrow Agreement dated as of _______, 2006 between the Company and Trust Company of America.


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      (n) You agree that in recommending to a prospective investor the purchase of the Shares, you will:

         (i) Have reasonable grounds to believe, on the basis of information obtained from the prospective investor concerning his investment objectives, other investments, financial situation and needs, and any other information known by you, that:

            (A) The prospective investor meets the investor suitability standards set forth in the Prospectus;

            (B) The prospective investor is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus;

            (C) The prospective investor has a fair market net worth sufficient to sustain the risks inherent in the investment, including loss of investment and lack of liquidity; and

            (D) The investment is otherwise suitable for the prospective investor, and

         (ii) Maintain in your files for six (6) years following the Offering Termination Date information describing the basis upon which the determination of suitability was reached as to each investor.

      (o) You agree that, prior to accepting a subscription for the Shares, you will inform the prospective investor of all pertinent facts relating to the illiquidity and lack of marketability of the Shares, as appropriate, during the term of the investment.

      (p) You hereby undertake and agree to comply with all obligations applicable to you under all applicable laws, rules and regulations, including those set forth by the NASD.

   3. This Agreement may be terminated by the Dealer Manager at any time upon written notice to you.

   4. In soliciting persons to acquire the Shares, you agree to comply with any applicable requirements of the Securities Act, the Exchange Act, other applicable federal securities laws, applicable state securities laws, the rules and regulations promulgated thereunder and the rules of the NASD and, in particular, you agree that you will not give any information or make any representations other than those contained in the Prospectus and in any supplemental sales literature furnished to you by the Dealer Manager for use in making such solicitations.

   5. It is understood and agreed that under no circumstances will you engage in any activities hereunder in any state other than those for which permission has been granted by the Dealer Manager to you, as evidenced by written acknowledgment by the Dealer Manager that such state has been cleared for offer and sale activity.

   6. Nothing contained herein shall constitute the Soliciting Dealers, or any of them, as an association, partnership, unincorporated business, or other separate entity. The Dealer Manager shall be under no liability to make any payment to you except out of the funds received by it from the Company as hereinabove provided, and the Dealer Manager shall not be under any liability for, or in respect of the value or validity of the Subscription Agreements, the Shares, or the performance by any one of any agreement on its part, or for, or in respect of any matter connected with, this Agreement, except for lack of good faith by the Dealer Manager, and for obligations expressly assumed by the Dealer Manager herein. You agree that the Company shall have no liability or obligation to you for Compensation hereunder and you shall look solely to the Dealer Manager for Compensation.

   7. Under the Selling Agreement, a copy of which you acknowledge receiving, the Company has agreed to indemnify the Dealer Manager, the Soliciting Dealers, and each person, if any, who controls the Dealer Manager or Soliciting Dealers (within the meaning of the Securities Act and the Exchange Act) against certain liabilities under the Securities Act, the Exchange Act, other applicable federal securities laws, applicable state securities laws and the rules and regulations promulgated thereunder. Each Soliciting Dealer agrees to indemnify the Dealer Manager, the Company, its officers, directors and certain other persons to the same extent and in the same manner as the Dealer Manager has agreed to indemnify the Company, its officers, directors and certain other persons as provided in
Section 10 of the Selling Agreement and to indemnify each other Soliciting Dealer to the same extent and in the same manner as such Soliciting Dealer agrees to indemnify the Dealer Manager, the Company, its officers, directors and certain other persons. In the execution of the Selling Agreement, the Dealer Manager shall be deemed to have acted as a representative for each of the Soliciting Dealers, and the Soliciting Dealers shall be deemed to be in privity of contract with the Company for purposes of this Section 7.

   8. All representations, warranties, covenants and agreements of the Dealer Manager and each Soliciting Dealer contained herein shall survive the delivery, execution and closing thereof.


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   9. This Agreement will be governed by, subject to and construed in accordance with the laws of the State of California. This Agreement constitutes the entire understanding between the parties hereto and supersedes any prior understandings or written or oral agreements between them respecting the subject matter hereof.

   10. Any notice from the Dealer Manager to you as Soliciting Dealer shall be deemed to have been fully given if mailed or sent to you by facsimile at your address set forth below.

   11. If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be considered valid and operative and effect shall be given the intent manifested by the portion held invalid or inoperative.


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   Please confirm this Agreement to solicit persons to acquire the Shares on the foregoing terms and conditions by signing and returning the form enclosed herewith.

                                        Very truly yours,

                                        NNN CAPITAL CORP.

                                        By:
                                           -------------------------------------

                                        Name: Kevin K. Hull

                                        Title: President and Chief Executive
                                               Officer



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

NNN CAPITAL CORP.
1551 N. Tustin Avenue, Suite 200
Santa Ana, California  92705

   Re: NNN Apartment REIT Inc. - Offering of Shares of Common Stock

Gentlemen:

   The undersigned confirms its agreement to act as a Soliciting Dealer as referred to in the foregoing Participating Broker-Dealer Agreement subject to the terms and conditions of such agreement. The undersigned confirms that it is a member in good standing of the National Association of Securities Dealers, Inc., and is qualified under federal law and the laws of the states in which sales are to be made by the undersigned to act as a broker-dealer.

Dated:              , 2006
      --------------                    ----------------------------------------
                                        (Print Name of Firm)


                                        By:
                                           -------------------------------------
                                                (Authorized Representative)

                                        Address:
                                                --------------------------------
                                                --------------------------------
                                                --------------------------------
                                        Phone:
                                                --------------------------------
                                        Facsimile:
                                                  ------------------------------




AGREED AND ACCEPTED:
NNN Capital Corp.,
a California corporation


By:  ------------------------------
     Kevin K. Hull, CEO & President


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